UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/05/2006

(Exact name of registrant as specified in its charter)

Commission File Number:  -

(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On Friday 6/2/06 Turbine Truck Engines, Inc.(the "Company") & Dutchess Private Equities Fund, L.P. entered into an agreement,(the "Agreement")whereby the company will, pursuant to the terms and conditions of the the Agreement have access to a ten million dollar line of credit. As part of the Agreement the Company is obligated to register additional shares of its common stock to have in reserve for issuance pursuant to the Registration Rights Agreement entered into as part of this transaction. (See exhibits attached hereto)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, INC.

Date: June 05, 2006	By:	/s/ Michael H. Rouse
Michael H. Rouse
CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Investiment Agreement between TTE & Dutchess
EX-10.2	Equity Line Registration Rights Between TTE & Dutchess